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                                                                    Exhibit 10.6


                           NON-QUALIFIED STOCK OPTION

                       ISSUED UNDER iBIZ TECHNOLOGY CORP.
                             1999 STOCK OPTION PLAN


                  1. GRANT OF OPTION. iBIZ TECHNOLOGY CORP., a Florida corporation and its subsidiaries (the "Company"), subject to the terms and conditions of this instrument and to the terms and conditions of the iBIZ TECHNOLOGY CORP. Stock Option Plan dated as of January 31, 1999 (the "Plan"), a copy of which the Grantee hereby acknowledges receiving, grants to ((Recipient)) (the "Grantee") an option to purchase from the Company an aggregate of ((Options)) shares of the Company's common stock, $.001 par value per share (the "Option Shares"), at a price of $((ExercisePrice)). This Option is not to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

                  2. APPROVAL BY BOARD. The terms and conditions of this Stock Option have been specifically approved by the Board of Directors of the Company and any substantive and material changes to this Stock Option shall require the approval of the Board of Directors.

                  3. EXPIRATION OF OPTION. This Option is granted on ((Date_of_Issuance)) (the "Grant Date"). Unless exercised or terminated earlier in accordance with the provisions hereof, this option will expire at 5:00 p.m. local time on the day preceding the tenth anniversary of the Grant Date.

                  4. WHEN OPTION EXERCISABLE. This Option shall vest and become exercisable according to the following schedule (the "Vesting Dates"):

                           (a) One-half of the Option Shares on April 22, 2000; and

                           (b) The remaining one-half of the Option Shares on April 22, 2001.

                  Grantee may exercise this Option at any time on or after the Vesting Dates set forth above but prior to the expiration pursuant to Section 3 or termination pursuant to Section 7 of this Option.

                  5. CONTINUOUS SERVICE A REQUISITE. Except as otherwise specifically provided in this section, this Option may not be exercised unless the Grantee is a director of the Company continuously from the Grant Date to the date of exercise. If the Grantee is removed or resigns from the directorship of the Company other than for death,



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disability, or discharge for cause, the Grantee may exercise this Option, in whole or in part, to the extent it was exercisable on the date when the Grantee terminated his directorship with the Company, at any time prior to the expiration date of the Option or within six (6) months of the date of termination of his directorship with the Company, whichever is earlier.

                           (a) If the directorship of the Grantee is terminated due to disability, as determined by the Company, the Grantee may exercise this Option, in whole or in part, to the extent it was exercisable on the date when the Grantee's directorship terminated, at any time prior to the expiration date of the Option or within one (1) year of the date of termination of directorship, whichever is earlier.

                           (b) If the Grantee is removed from the directorship of the Company due to discharge for cause, as determined by the Company, this Option shall terminate upon receipt by the Grantee of notice of such removal or the effective date of the removal, whichever is earlier.

                           (c) If the directorship of Grantee is terminated by reason of death of the Grantee, the person or persons to whom the Grantee's rights under the option pass by will or by applicable laws of descent and distribution may exercise the option, in whole or in part, to the extent it was exercisable on the date when the Grantee's directorship terminated, at any time prior to the expiration of the Option or within one (1) year after the date of the death of the Grantee, whichever is earlier. The person or persons to whom the Grantee's rights under the Option pass shall be considered the Grantee.

                  6. OPTION NOT ASSIGNABLE. This Option shall only be transferable by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. It may be exercised, during the life of the Grantee, only by the Grantee, and may not be pledged or hypothecated in any way. Additionally, it shall not be subject to execution, attachment or similar process.

                  7. TERMINATION OF OPTION. This Option shall terminate and all rights of the Grantee shall cease at the earliest of the following:

                           (a) 5:00 p.m., local time, of the day before the end of the six (6) month period following the termination of Grantee's directorship with the Company for any reason other than death, disability, or discharge for cause;




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                         (b) 5:00 p.m., local time, on the day before the end of
         the one (1) year period following the termination of the Grantee's directorship with the Company due to disability;

                         (c) The earlier of 5:00 p.m., local time, of the effective date of the Grantee's termination of directorship with the Company for cause or receipt by the Grantee of notice of termination for cause;

                         (d) 5:00 p.m., local time, on the day before the end of the one (1) year period following the Grantee's death if the Grantee's directorship with the Company is terminated by reason of death; and

                         (e) Expiration of this Option as provided in Section 3.

                  8. EXERCISE OF OPTION. This Option may be exercised by presenting a written notice to the Company that the Option is being exercised. Such notice shall identify this Option, state the number of Option Shares exercised, and shall be signed by the Grantee. Payment in full for the Option Shares to be purchased shall accompany the notice of exercise. Such payment shall be by bank cashier's check or certified check. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding. Any representation required by Section 11 shall also accompany the notice of exercise.

                  The fair market value of a share of the Company on any particular date shall mean fair market value as determined under Section 3(d)(2) of the Plan. If the Grantee is deceased, or if the Grantee is disabled, the notice of exercise may be signed by the Grantee's legal representatives or heirs, and shall be accompanied by evidence satisfactory to the Company of the right of such person or persons to exercise this Option. The Grantee shall have none of the rights of a shareholder with respect to any of the Option Shares until the Option Shares are actually issued.

                  9. ADJUSTMENTS AND CORPORATE REORGANIZATIONS. This Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any merger, consolidation, recapitalization, reorganization or dissolution of the Company or any other corporate act or proceeding whether of a similar character or otherwise. In the event of any change in the Option Shares through reorganization, recapitalization, stock split, stock dividend, continuation of shares, merger, consolidation, rights offering, or any other change in the corporate structure, appropriate adjustments shall be made by the Board in the number and kind of shares and the price per share subject to this Option. The determination of the Board on whether any adjustment is required and the extent and nature of any such adjustment shall be final and binding upon all persons. Upon a determination by the Board of any adjustment in the number of Option



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Shares or of the option price, this Option shall be amended in accordance with the action of the Board. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Stock Option Plan under which this Option was granted, or the substitution of such options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the Grantee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section entitled "Adjustments and Corporate Reorganizations," not yet be exercisable.

                  10. SERVICE MAY BE TERMINATED. The granting of this Option shall not confer upon the Grantee any right to continue as a director of the Company and shall not interfere in any way with the right of the Company to terminate the directorship of Grantee.

                  11. COMPLIANCE WITH LEGAL REQUIREMENTS. If, at the time of exercise of this Option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this Option shall be effective only upon receipt by the Company from the Grantee (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.

                  The Company may request an opinion of its counsel as to whether registration of the Option Shares being purchased is required under the 1933 Act or under applicable state statutes or regulations. If counsel is of the opinion that such registration is not required, the Company shall issue the Option Shares. If counsel is of the opinion that such registration is required, the Company shall not be required to issue the Option Shares until they have been so registered, but the Company shall be under no obligation to register the Option Shares.

                  The Grantee hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the



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1933 Act and applicable state statutes and regulations applicable to the Option
Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the Option, or where such registration is required in the opinion of counsel. If shares of Common Stock of the Company are, at the time of the exercise of this Option, listed upon a securities exchange, the exercise of this Option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.

                  Furthermore, this Option may only be exercised during the period beginning three (3) days following the release for publication of quarterly or annual financial information regarding the Company and ending two
(2) weeks prior to the end of the then current fiscal quarter of the Company.

                  12. ADDITIONAL POWERS OF THE BOARD. The Board may construe this Option and correct any defect, supply any omission or reconcile any inconsistency in this instrument or in the Plan as the Board may deem appropriate. The Board shall determine any dispute that may arise under this Option. All decisions of the Board under this or any other provision of this Option and under the Plan shall be binding and conclusive on the Grantee, his or her spouse, legal representatives and heirs.

                  13. GOVERNING LAW. This instrument shall be governed by the laws of the State of Arizona as applied to residents of Arizona.

                  IN WITNESS WHEREOF, the Company has caused this Option to be
executed by a duly authorized officer as of                    .
                                            -------------------

                              iBIZ TECHNOLOGY CORP.


                              By:
                                  ------------------------------------
                                   Its:
                                        ------------------------------


ATTEST:

-----------------------------

                  I hereby acknowledge that I have received a copy of iBIZ TECHNOLOGY CORP. Stock Option Plan dated as of January 31, 1999.



-----------------------------
Grantee




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